SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered as of March 1, 2020 and effective as of December 1, 2019, by and among INNOVATUS LIFE SCIENCES LENDING FUND I, LP, a Delaware limited partnership, as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), EAST WEST BANK in its capacity as a Lender (“Bank”), and CONFORMIS, INC., a Delaware corporation, IMATX, Inc., a California corporation and Conformis Cares LLC, a Delaware limited liability company (individually and collectively, jointly and severally, “Borrower”).
WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement, dated as of June 25, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and
WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement.
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Section 6.2 of the Loan Agreement is hereby amended by amending and restating clause (d) thereof as follows:

30 days after each such month, deliver to Bank a detailed listing of each Account Debtor and such Account Debtor’s contact information and a Borrowing Base Certificate signed by a Responsible Officer, together with detailed aged listings by invoice date of accounts receivable and accounts payable and an updated list of customer credit limit coverages under Borrower’s foreign account receivable credit insurance policy. As an alternative to providing updated lists of customer credit limit coverages, Borrower may provide Bank with the on-line access to obtain such updated customer credit limit coverages directly from Borrower’s accounts receivable credit insurance company. Notwithstanding anything herein to the contrary, Borrower shall not be obligated to comply with the provisions of this Section 6.2(d), if (i) the first Advance has not been made and (ii) by December 1, 2019 and at all applicable times thereafter Borrower maintains at least 50.5% of its total cash and Cash Equivalents in Collateral Accounts maintained with Bank; provided, further, nothing herein shall modify or waive Borrower’s obligations under Section 6.6.

3.	Section 7.2 of the Loan Agreement is hereby amended by amending and restating Section 7.2 as follows:

Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower as of the Effective Date or reasonably related thereto; (b) liquidate or dissolve (except for ConforMIS UK Limited); or (c) (i) any Key Person shall cease to be actively engaged in the management of Borrower unless written notice thereof is provided to Collateral Agent and each Lender within ten (10) Business Days of such, or (ii) enter into any transaction or series of related transactions (other than (x) a merger or consolidation expressly permitted under Section 7.3 and (y) a sale of Borrower’s equity securities in a public offering or a private placement of public equity) in which (A) the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than 49% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions and (B) Borrower ceases to own 100% of the ownership interests of a Subsidiary of Borrower. Borrower shall not, without at

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least thirty (30) days’ prior written notice to Collateral Agent: (A) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Fifty Thousand Dollars ($250,000.00) in assets or property (excluding Transitory Collateral) of Borrower or any of its Subsidiaries; (B) change its jurisdiction of organization, (C) change its organizational structure or type, (D) change its legal name, or (E) change any organizational number (if any) assigned by its jurisdiction of organization.

4.
Notwithstanding Item 5 set forth on Exhibit A to the Post Closing Letter Agreement, dated June 25, 2019, Borrower shall not be obligated to deliver Collateral Agent the UK Pledge Agreement for so long as (i) the aggregate value of assets of ConforMIS UK Limited does not exceed $50,000.00 and (ii) ConforMIS UK Limited has no operations or employees. Any Event of Default resulting from Borrower’s failure to deliver the UK Pledge Agreement prior to the date hereof is hereby waived.

5.	Limitation of Amendment.

a.
The amendments and waivers set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.

6.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default (other than the Existing Defaults) has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.
The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration

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with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7.
Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

8.
The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

9.	This Amendment shall be deemed effective as of the date first set forth above upon the due execution and delivery to Collateral Agent of this Amendment by each party hereto.

10.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

11.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

CONFORMIS, INC.

By:	/s/ Mark Augusti
Name:	Mark Augusti
Title:	President & Chief Executive Officer

BORROWER:

IMATX, INC.

By:	/s/ Mark Augusti
Name:	Mark Augusti
Title:	President & Treasurer

BORROWER:

CONFORMIS CARES LLC

By:	/s/ Mark Augusti
Name:	Mark Augusti
Title:	President & Chief Financial Officer

COLLATERAL AGENT AND LENDER:

INNOVATUS LIFE SCIENCES LENDING FUND I, LP

By: Innovatus Life Sciences GP, LP
Its: General Partner

By:	/s/ Andrew Hobson
Name:	Andrew Hobson
Title:	Authorized Signatory

EAST WEST BANK:

EAST WEST BANK

By:	/s/ James Tai
Name:	James Tai
Title:	Managing Director / Head of Life Sciences